          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1999
                                                 REGISTRATION NO. 333-__________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993

                           ---------------------------

                              BOB EVANS FARMS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               Delaware                                          31-4421866
    -------------------------------                          -------------------
    (State or other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

 3776 South High Street, Columbus, Ohio                             43207
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


                              Bob Evans Farms, Inc.
                      1998 Stock Option and Incentive Plan
                      ------------------------------------
                            (Full title of the plan)

                                 Daniel E. Evans
                              Chairman of the Board
                              Bob Evans Farms, Inc.
                             3776 South High Street
                              Columbus, Ohio 43207
                                 (614) 491-2225
            (Name, Address, Including Zip Code, and Telephone Number,
            ---------------------------------------------------------
                   Including Area Code, Of Agent for Service)
                   ------------------------------------------

                                   COPIES TO:
                             Michael D. Martz, Esq.
                       Vorys, Sater, Seymour and Pease LLP
                        52 East Gay Street, P.O. Box 1008
                            Columbus, Ohio 43216-1008
                                 (614) 464-6451

                           ---------------------------

                                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                              Proposed maximum
Title of securities to      Amount to be     offering price per         Proposed maximum              Amount of
be registered                registered           unit (1)         aggregate offering price (1)    registration fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                5,000,000           $20.4375                $102,187,500                $28,408.13
-------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) promulgated under the Securities Act of 1933, as amended, and computed on the basis of $20.4375 per share, which is the average of the high and low sales prices of the common stock as reported on The Nasdaq Stock Market on March 16, 1999.


                       Index Exhibit begins at Page II-13.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

        The rules and regulations of the SEC allow us to incorporate certain information about us and our financial condition by reference. This means that we can disclose important information by referring to other documents that we have filed with the SEC. The information incorporated by reference is considered to be a part of this Registration Statement.

        We have incorporated by reference into this Registration Statement the following documents:

Commission Filing                    Description or Period/As Of Date
-----------------                    --------------------------------

Annual Report on Form 10-K           Fiscal Year ended April 24, 1998
Quarterly Reports on Form 10-Q       Quarters ended July 24, 1998, October 23,
                                     1998 and January 29, 1999

        We also incorporate by reference into this Registration Statement:

o The description of our stock contained in our registration statement on Form S-4 (Registration No. 33-1336) filed with the SEC on November 5, 1986.

o All periodic reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), as well as any proxy statements, that we may file with the SEC between the date of this Prospectus and the termination of the Plan.

        Additional information may be obtained about any of the documents incorporated by reference in this Registration Statement, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this Registration Statement, without charge, by writing or phoning us at the following address and phone number:

                              Bob Evans Farms, Inc.
                             3776 South High Street
                               Columbus, OH 43207
                                 (614) 491-2225
                              Attn: Judy Harrington
                     Vice President of Stockholder Relations

Item 4.  Description of Securities.
-----------------------------------

               Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
------------------------------------------------

               The validity of the issuance of the Common Stock of the Registrant being registered on this Registration Statement on Form S-8 will be passed upon for the Registrant by Vorys, Sater, Seymour and Pease LLP, 52 East Gay Street, P.O. Box 1008, Columbus, Ohio 43216-1008. As of March 22, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, beneficially owned an aggregate of 270 shares of Common Stock of the Registrant.


Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

               Article ELEVENTH of the Certificate of Incorporation, as amended, of the Registrant limits the liability of directors to the extent permitted by the General Corporation Law of Delaware. Article ELEVENTH provides:

               No director or former director of this Company shall be personally liable to this Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law, which deals with the paying of a dividend or the approving of a stock repurchase or redemption which is illegal under Delaware General Corporation Law, or (iv) for any transaction from which the director derives an improper personal benefit.

               Section 102(b)(7) of the Delaware General Corporation Law permits the Registrant to include a provision in its Certificate of Incorporation eliminating or limiting the personal liability of a director to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               Article IX of the By-laws governs indemnification by the Registrant and provides as follows:

                       Section 1. Each director or officer of the Corporation
               who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law against all expense, liability and loss (including attorneys' fees, judgments, fines, taxes, penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 2 hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if Delaware Law so requires, expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be advanced only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

                       Section 2. If a claim under Section 1 is not paid in full
               by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. It shall be a defense of the Corporation in any suit brought by an indemnitee to enforce a right to indemnification hereunder (but not in a suit to enforce a right to an advancement of expenses) that the indemnitee has not met the applicable standard of conduct set forth in Delaware Law, and a final adjudication that an indemnitee has not met such standard shall entitle the Corporation to recover such expenses pursuant to the terms of an undertaking. Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses, the burden of proving that the indemnitee is not entitled to be indemnified in any respect, or to such advancement of expenses, under this Article IX or otherwise shall be on the Corporation.

                       Section 3. The Corporation may, to the extent approved or
               ratified from time to time by the Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent contemplated by this Article IX with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

                       Section 4. The indemnification and advancement of
               expenses provided by, or granted pursuant to, the other sections of this Article IX shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's or any other corporation's Certificate of Incorporation or By-laws, other charter documents, agreement, vote of stockholders or disinterested directors or otherwise, or under Delaware Law or any other applicable statute or regulation, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                       Section 5. The indemnification and advancement of
               expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person, except in any such case to the extent that any grant of rights to indemnification and advancement of expenses pursuant to Section 3 otherwise provides, and shall be binding upon any successor to the Corporation to the fullest extent permitted by Delaware Law, as from time to time in effect.

                       Section 6. The Corporation may purchase and maintain
               insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this
               Article IX or Delaware Law.

                       Section 7. For purposes of this Article, references to
               "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to a director or officer of the Corporation "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries. For purposes of determining whether a person has met the applicable standard of conduct set forth in Delaware Law, a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation."

                       Section 8. In the event that any provision of this
               Article IX is determined by a court of competent jurisdiction to require the Corporation to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Article IX shall be enforceable by an indemnitee in accordance with its terms.

               Section 145 of the Delaware General Corporation Law governs indemnification by a corporation and provides as follows:

                       (a) A corporation shall have power to indemnify any
               person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person`s conduct was unlawful.

                       (b) A corporation shall have power to indemnify any
               person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon allocation that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                       (c) To the extent that a present or former director or
               officer of a corporation has been successful on the merits or otherwise in defense or any action, suit or proceeding referred to in subsections (a) and (b), or in defense or any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                       (d) Any indemnification under subsections (a) and (b)
               (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are not such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                       (e) Expenses (including attorneys' fees) incurred by an
               officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                       (f) The indemnification and advancement of expenses
               provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                       (g) A corporation shall have power to purchase and
               maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this section.

                       (h) For purposes of this Section, references to "the
               corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                       (i) For purposes of this Section, references to "other
               enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section. (As amended by Ch. 120, Laws of 1997.)

               The Registrant has purchased insurance coverage under a policy which insures directors and officers against certain liabilities which might be incurred by them in such capacity.

               Section 2 of the Bob Evans Farms, Inc. 1998 Stock Option and Incentive Plan (the "Plan") provides that no member of the Board of Directors of the Registrant or of the committee which administers the Plan shall be liable for any action or determination made in good faith, with respect to the Plan or any award granted under the Plan.


Item 7.  Exemption from Registration Claimed.
---------------------------------------------

               Not Applicable.


Item 8.  Exhibits.
------------------

               See the Index to Exhibits attached hereto at page II-13.

Item 9.  Undertakings.
----------------------

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post--effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post--effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, whether such indemnification by it is against public policy submit to a court of appropriate jurisdiction the question as expressed in the Act and will be governed by the final adjudication of such issue.


                      (Signatures begin on following page]

                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 10th day of March, 1999.

                                   BOB EVANS FARMS, INC.
                                   (Registrant)

                                   By:     /s/ Daniel E. Evans
                                      ------------------------------------------
                                        Daniel E. Evans, Chairman of the Board
                                            (Principal Executive Officer)



                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel E. Evans and Donald J. Radkoski, and each of them, as his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all future amendments to this Registration Statement and documents related thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and The Nasdaq Stock Market, granting unto each of said attorneys--in--fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all things that each of said attorneys--in--fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                            Date
---------                        -----                            ----

/s/ Daniel E. Evans              Chairman of the Board, Chief     March 10, 1999
----------------------------     Executive Officer, Secretary
Daniel E. Evans                  and Director (Principal
                                 Executive Director)

/s/ Larry C. Corbin              Director                         March 10, 1999
----------------------------
Larry C. Corbin

/s/ E.W. (Bill) Ingram III       Director                         March 10, 1999
----------------------------
E.W. Bill Ingram III

/s/ Daniel A. Fronk              Director                         March 10, 1999
----------------------------
Daniel A. Fronk

/s/ Cheryl L. Krueger            Director                         March 10, 1999
----------------------------
Cheryl L. Krueger

/s/ G. Robert Lucas II           Director                         March 10, 1999
----------------------------
G. Robert Lucas II

/s/ Stewart K. Owens             Director                         March 10, 1999
----------------------------
Stewart K. Owens

/s/ Robert E. H. Rabold          Director                         March 10, 1999
----------------------------
Robert E. H. Rabold

/s/ Michael J. Gasser            Director                         March 10, 1999
----------------------------
Michael J. Gasser

/s/ Donald J. Radkoski           Group Vice President -           March 10, 1999
----------------------------     Finance Group and Treasurer
Donald J. Radkoski               (Chief Financial Officer and
                                 Chief Accounting Officer)

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.             Description                       Reference No.
-----------             -----------                       -------------

    4(a)     Certificate of Incorporation of        Incorporated herein by
             Registrant (filed with the Delaware    reference to Registrant's
             Secretary of State on Nov. 4, 1985)    Annual Report on Form 10-K
             (in particular, Articles FOURTH,       for its fiscal year ended
             TENTH, TWELFTH AND THIRTEENTH          April 24, 1987 (File No.
                                                    0-1667) [Exhibit 3(a)]

    4(b)     Certificate of Amendment of            Incorporated herein by
             Certificate of Incorporation of        reference to Registrant's
             Registrant dated August 26, 1987       Annual Report on Form 10-K
             (filed with the Delaware Secretary     for its fiscal year ended
             of State on Sept. 4, 1997)             April 28, 1989 (File No.
                                                    0-1667) [Exhibit 3(b)]

    4(c)     Certificate of Adoption of             Incorporated herein by
             Amendment to Certificate of            reference to Registrant's
             Incorporation of Registrant dated      Annual Report on Form 10-K
             August 9, 1993 (filed with the         for its fiscal year ended
             Delaware Secretary of State on Aug.    April 29, 1994 (File No.
             10, 1993)                              0-1667) [Exhibit 3(c)]

    4(d)     Restated Certificate of                Incorporated herein by
             Incorporation of Registrant            reference to Exhibit 3(d)
             reflecting amendments through Aug.     to the Registrant's Annual
             10, 1993. Note: filed for purposes     Report on Form 10-K for
             of SEC reporting compliance            its fiscal year ended
             only--this document has not been       April 29, 1994 (File No.
             filed with the Secretary of State      0-1667)

    4(d)     By-Laws of Registrant (in              Incorporated herein by
             particular, Sections 5 and 8 of        reference to Registrant's
             Article II, Sections 1 and 14 of       Annual Report on Form 10-K
             Article III and Article VIII)          for its fiscal year ended
                                                    April 24, 1987 (File No.
                                                    0-1667) [Exhibit 3(b)]

Exhibit No.             Description                       Reference No.
-----------             -----------                       -------------

    4(e)     Amended By-Laws of the Registrant.     Incorporated herein by
             Note: filed for purposes of SEC        reference to Registrant's
             reporting compliance only.             Annual Report on Form 10-K
                                                    for its fiscal year ended
                                                    April 24, 1998 (File No.
                                                    0-1667) [Exhibit 3(f)]

    4(f)     Bob Evans Farms, Inc. 1998 Stock       Filed as Exhibit 4(f)
             Option and Incentive Plan

     5       Opinion of Vorys, Sater, Seymour       Filed as Exhibit 5
             and Pease LLP as to legality

   23(a)     Consent of Ernst & Young LLP           Filed as Exhibit 23(a)

   23(b)     Consent of Vorys, Sater, Seymour       Filed as a part of Exhibit 5
             and Pease LLP

     24      Powers of Attorney                     Included in the signature
                                                    page of this Registration
                                                    Statement